Exhibit 3.1

THE COMPANIES ACT (As Revised)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

MetaOptics Ltd

(adopted by special resolution dated 10 April 2026 and effective on 10 April 2026)

THE COMPANIES ACT (As Revised)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

MetaOptics Ltd

(adopted by special resolution dated 10 April 2026 and effective on 10 April 2026)

1	The name of the Company is MetaOptics Ltd.

2	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5	The share capital of the Company is S$50,000 divided into 200,000,000,000 ordinary shares of a par value of S$0.00000025 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Second Amended and Restated Memorandum of Association bear the respective meanings given to them in the Second Amended and Restated Articles of Association of the Company.

THE COMPANIES ACT (As Revised)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

MetaOptics Ltd

(adopted by special resolution dated 10 April 2026 and effective on 10 April 2026)

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“ADS”	means an American depositary share representing a designated number of Shares.

“Affiliate”	in respect of a person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and (a) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing and (b) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

“Applicable Law”	means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Articles”	means these second amended and restated articles of association of the Company.

“Audit Committee”	means the audit committee of the Board of Directors established pursuant to the Articles, or any successor committee.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Board” or “Board of Directors”	means the board of directors of the Company.

“business day”	means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in Singapore and the United States.

“Chairperson”	means the Chairperson presiding at any meeting of members or of the Board of Directors.

“Communication Facilities”	means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communication, internet or online conferencing application or telecommunications facilities by means of which all Persons participating in a meeting are capable of hearing and be heard by each other and all Members’ rights to speak and vote at the meeting are maintained.

“Company”	means the above named company.

“Company’s Website”	means the website of the Company and/or its web-address or domain name (if any).

“Designated Stock Exchange”	means (i) the Singapore Exchange Securities Trading Limited on which the securities of the Company are listed for trading (abbreviation: SGX) or (ii) The Nasdaq Stock Market in the United States on which any Shares or ADSs are listed for trading.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Communication”	means a communication transmitted (whether from one person to another, from one device to another, from a person to a device or from a device to a person):

(a)	by means of a telecommunication system; or

(b)	other means while in an electronic form as otherwise decided and approved by the Directors,

such that it can (where particular conditions are met) be received in legible form or be made legible following receipt in non-legible form.

“Electronic Record”	has the same meaning as in the Electronic Transactions Act.

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands.

“Equity-linked Securities”	means any debt or equity securities that are convertible, exercisable or exchangeable for Shares, including but not limited to a private placement of equity or debt.

“Independent Director”	means an independent director of the Company.

“Laws”	means the Statute and every other act of the legislature of the Cayman Islands for the time being in force applying to or affecting the Company, its Memorandum and/or these Articles.

“Market Day”	means a day on which the Designated Stock Exchange is open for trading in securities.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the second amended and restated memorandum of association of the Company.

“Nominating Committee”	means the nominating committee of the Board of Directors established pursuant to the Articles, or any successor committee.

“Officer”	means a person appointed to hold an office in the Company.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Person”	means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires.

“Present”	means, in respect of any Person, such Person’s presence at a general meeting of Members, which may be satisfied by means of such Person or, if a corporation or other non-natural Person, its duly authorised representative (or, in the case of any Member, a proxy which has been validly appointed by such Member in accordance with these Articles), being:

(a)	physically present at the meeting; or

(b)	in the case of any meeting at which Communication Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Communication Facilities.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“relevant intermediary”	has the meaning ascribed to it in the Singapore Companies Act.

“Remuneration Committee”	means the remuneration committee of the Board of Directors established pursuant to the Articles, or any successor committee.

“S$” or “Singapore Dollars”	means the legal currency of Singapore.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“SEC”	means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Securities Act”	means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Share”	means an ordinary share of a par value of S$0.00000025 in the share capital of the Company and includes a fraction of a share.

“Singapore Companies Act”	means the Companies Act 1967 of Singapore.

“Singapore Securities and Futures Act”	means the Securities and Futures Act 2001 of Singapore.

“Special Resolution”	means a resolution that has been passed by a majority of at least three-quarters of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given, and includes a unanimous written resolution.

“Statute”	means the Companies Act (As Revised) of the Cayman Islands.

“telecommunication system”	means any system used or intended to be used for telecommunications.

“telecommunications”	means a transmission, emission or reception of signs, signals, writing, images, sounds or intelligence of any nature by wire, radio, optical or other electro-magnetic systems whether or not such signs, signals, writing, images, sounds or intelligence have been subjected to rearrangement, computation or other processes by any means in the course of their transmission, emission or reception.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

“United States”	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction.

“Virtual Meeting”	means any general meeting of the Members at which the Members and any other permitted participants of such meeting (including, without limitation, the Chairperson of such meeting and any Directors) are permitted to attend and participate solely by means of Communication Facilities.

1.2	In the Articles:

	(a)	words importing the singular number include the plural number and vice versa;

	(b)	words importing the masculine gender include the feminine gender;

	(c)	words importing persons include corporations as well as any other legal or natural person;

	(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

	(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others;

(i)	the term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(j)	headings are inserted for reference only and shall be ignored in construing the Articles;

(k)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(l)	where the Company is required to record any information in any company records in writing, that requirement may be met by information in the form of an Electronic Record in accordance with the Electronic Transactions Act;

(m)	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(n)	sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(o)	the expressions “Depositor” and “Depository” shall have the meanings ascribed to them respectively in the Singapore Securities and Futures Act;

(p)	the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(q)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3	Issue of Shares and other Securities

3.1	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute, the Articles and the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under Applicable Law) vary such rights.

3.2	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

3.4	The Company shall not issue Shares to bearer.

3.5	Preference shares may be issued subject to such limitation thereof as may be prescribed by the Designated Stock Exchange. The rights attaching to shares of a class other than Shares, including preference shares, shall be as determined by the Directors prior to issuance and must be expressed but subject to such limitations in respect of such class of shares as may be prescribed by the Designated Stock Exchange. The total number of issued preference shares shall not exceed the total number of Shares issued at any time.	Provisions 1(a) and (b)

3.6	The holders of any preference shares shall have the same rights as the holders of Shares as regards:	Provision 1(d)

(a)	the right to receive notices, reports, balance sheets and any financial information provided to Members holding Shares, including any notices of general meetings of the Company; and

(b)	the right to attend and vote at any general meeting of the Company including any general meeting convened for the purpose of reducing the Company’s capital or winding up or sanctioning a sale of the undertaking of the Company or where the proposition to be submitted to the meeting directly affects their rights and privileges or on any proposition when the dividend on the preference shares is in arrear for more than six months.

3.7	The Company has power to issue preference shares ranking equally with, or in priority to, preference shares already issued.	Provision 1(c)

4	Register of Members

4.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

4.3	The Directors may determine that a Depository may maintain a branch register of Members in accordance with the Statute and the rules and regulations of the Designated Stock Exchange.

5	Closing Register of Members or Fixing Record Date

5.1	The Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.2	If no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6	Certificates for Shares

6.1	Every person whose name is entered as a Member in the Register of Members shall be entitled to receive, within ten Market Days (or such other period as may be approved by the Designated Stock Exchange) of the closing date of any application for Shares or, as the case may be, the date of lodgement of a registrable transfer, one certificate for all such person’s shares of any one class or several certificates in reasonable denominations each for a part of the Shares so allotted or transferred. Where such a Member transfers part only of the Shares comprised in a certificate, the old certificate shall be cancelled and a new certificate or certificates for the balance of such Shares issued in lieu thereof and such Member shall pay a maximum fee of S$2 for each new certificate or such other fee as the Directors may from time to time determine having regard to any limitation in respect of such partial transfer as may be prescribed by the Designated Stock Exchange.	Provision 2(a)

6.2	Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Every share certificate of the Company shall bear legends required under the Applicable Law, including the Securities Act. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.3	If any person whose name is entered in the Register of Members shall surrender for cancellation a share certificate representing Shares held by such person and request the Company to issue in lieu two or more share certificates representing such Shares in such proportions as such person may specify, the Directors may, if they think fit, comply with such request. Such person shall (unless such fee is waived by the Directors) pay a maximum fee of S$2 for each share certificate issued in lieu of a share certificate surrendered for cancellation or such other fee as the Directors may from time to time determine having regard to any limitation as may be prescribed by the Designated Stock Exchange.	Provision 2(a)

6.4	The Company shall not be bound to register more than three persons as the registered holders of a Share except in the case of executors or administrators (or trustees) of the estate of a deceased Member.	Provision 4(d)

6.5	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.6	Subject to the provisions of the Applicable Law, if a share certificate is defaced, worn out, lost, destroyed or stolen, it may be renewed on such evidence being produced and a letter of indemnity (if required) being given by the Member, transferee, person entitled, purchaser, member firm or member company of the Designated Stock Exchange or on behalf of its or their client or clients as the Directors shall require, and (in the case of defacement or wearing out) upon delivery of the old certificate and in any case on payment of such sum not exceeding S$2 as the Directors may from time to time require. In the case of destruction, loss or theft, a Member or person entitled to whom such renewed certificate is given shall also bear the loss and pay to the Company all expenses incidental to the investigations by the Company of the evidence of such destruction or loss.	Provisions 1(f) and 2

6.7	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

6.8	Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

7	Transfer of Shares

7.1	All transfers of the legal title in Shares may be effected by the registered holders thereof by an instrument of transfer in writing in the form for the time being approved by the Designated Stock Exchange or in any other form acceptable to the Directors. The instrument of transfer of any Share shall be signed by or on behalf of both the transferor and the transferee, provided always that an instrument of transfer in respect of which the transferee is the Depository or its nominee (as the case may be) shall be effective although not signed by or on behalf of the Depository or its nominee (as the case may be). The transferor shall remain the holder of the Shares concerned until the name of the transferee is entered in the Register of Members in respect thereof.	Provision 4(a)

7.2	The Directors may in their sole discretion refuse to register any instrument of transfer of Shares unless:

(a)	such fee not exceeding S$2 as the Directors may from time to time require, is paid to the Company in respect thereof; and	Provision 4(b)

(b)	if the Shares in question were issued in conjunction with rights, options, warrants or units issued pursuant to the Articles on terms that one cannot be transferred without the other, evidence satisfactory to the Directors of the like transfer of such right, option, warrant or unit is provided to the Directors.

7.3	Save as set out in Article 7.2, there shall be no restriction on the transfer of fully paid Shares except where required by the Applicable Law or the rules and regulations of the Designated Stock Exchange.	Provision 4(c)

8	Redemption, Repurchase and Surrender of Shares

8.1	Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company as the Directors may determine prior to the issuance of such shares.

8.2	Subject to the provisions of the Statute and Article 10.2, and, where applicable, the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may purchase its own shares (including any redeemable shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

8.3	For the avoidance of doubt, subject to, where applicable, the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under Applicable Law, redemptions, repurchases and surrenders of shares in the circumstances described in this Article 8 shall not require further approval of the Members (excluding any repurchase of preference shares described in Article 10.2).

8.4	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.5	The Directors may accept the surrender for no consideration of any fully paid Share.

9	Treasury Shares

9.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

9.3	The Company shall not exercise any right in respect of the Treasury Shares save as prescribed by Articles 9.1 and 9.2 above, and the Statute.

10	Variation of Rights of Shares

10.1	Subject to Articles 3.1 and 10.2, if at any time the share capital of the Company is divided into different classes of shares, all or any of the rights attached to any class (save and except for preference shares (other than redeemable preference shares)) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the Directors not to disparately reduce or restrict or otherwise have a material adverse effect upon such rights. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not disparately reduce or restrict or otherwise have a material adverse effect on such rights, to obtain the sanction of an Ordinary Resolution from the holders of shares of the relevant class at a separate meeting of such class held for such purpose. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class Present may demand a poll.

10.2	Notwithstanding Articles 8.2 and 10.1, subject to the provisions of the Applicable Law, preference shares (other than redeemable preference shares) may be repaid or repurchased and the special rights attached to preference shares may be altered, varied or abrogated only with the sanction of a Special Resolution passed at a separate class meeting of the preference shareholders concerned (but not otherwise), provided always that where the necessary majority for such a Special Resolution is not obtained at such class meeting, the consent in writing if obtained from the holders of three-quarters of the issued shares of the class concerned within two calendar months of the date of such meeting shall be as valid and effectual as a Special Resolution adopted at such meeting.	Provision 5(a)

10.3	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or shares issued with preferred or other rights.

11	Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13	Lien on Shares

13.1	The Company shall have a first and paramount lien on every Share (not being a fully paid Share) and dividends from time to time declared in respect of such Shares. Such lien shall be restricted to unpaid calls and instalments upon the specific Shares in respect of which such monies are due and unpaid, and to such amounts as the Company may be called upon by law to pay in respect of the Shares of the Member or deceased Member. The Directors may waive any lien which has arisen and may resolve that any Share shall for some limited period be exempt wholly or partially from the provisions of this regulation. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon.	Provision 3(a)

13.2	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold. Any such Shares on which the Company has a lien or whose call remain unpaid, and which are sold pursuant to this Article will be sold pursuant to procedure for the sale of forfeited Shares as described in Article 15.

13.3	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or such purchaser’s nominee shall be registered as the holder of the Shares comprised in any such transfer, and the purchaser shall not be bound to see to the application of the purchase money, nor shall such purchaser’s title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4	The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debts or liabilities (including unpaid calls and accrued interest and expenses) and any residue shall be paid to the person entitled to the Shares at the time of the sale or to such person’s executors, administrators or assigns, or as such person may direct.	Provision 3(b)

14	Call on Shares

14.1	Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5	An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8	No such amount paid in advance of calls, whether carrying interest or not, shall entitle the Member paying such amount to any portion of a Dividend or other profit or distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15	Forfeiture of Shares

15.1	If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2	If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5	A certificate in writing under the hand of one Director or Officer that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6	The provisions of the Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16	Transmission of Shares

16.1	If a Member dies, the survivor or survivors (where he was a joint holder), or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles), the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17	Amendments of Memorandum and Articles of Association, Alteration of Capital and Rights of Pre-emption

17.1	The Company may by Ordinary Resolution:

(a)	increase its authorised share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)	cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

17.2	Notwithstanding Articles 3 and 17.1(a) above, subject to any direction to the contrary that may be given by the Company in a general meeting or except as permitted under the rules and regulations of the Designated Stock Exchange, all new Shares shall, before issue, be offered to such Members who as at the date of the offer are entitled to receive notices from the Company of general meetings in proportion, as far as the circumstances admit, to the number of the existing Shares to which they are entitled. The offer shall be made by notice specifying the number of Shares offered, and limiting a time within which the offer, if not accepted, will be deemed to be declined, and, after the expiration of that time, or on the receipt of an intimation from the Member to whom the offer is made that such Member declines to accept the Shares offered, the Directors may dispose of those Shares in such manner as they think most beneficial to the Company. The Directors may likewise so dispose of any new Shares which (by reason of the ratio which the new Shares bear to Shares held by persons entitled to an offer of new Shares) cannot, in the opinion of the Directors, be conveniently offered under this Article 17.2.	Provision 1(e)

17.3	All new Shares created in accordance with the provisions of Article 3 and this Article 17 shall be subject to the same provisions of these Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

17.4	Subject to the applicable provisions of the Statute, the Singapore Companies Act and the rules and regulations of the Designated Stock Exchange, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

18	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

19	General Meetings

19.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2	The Company may, but shall not (unless required by the Statute or where applicable, the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under Applicable Law) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. For so long as the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall hold all its general meetings in Singapore (unless prohibited by any Applicable Law) or such other jurisdiction as permitted or required by the Applicable Law or the rules or regulations of the Designated Stock Exchange. At these general meetings the report of the Directors (if any) shall be presented.

19.3	The Company shall hold its annual general meeting within four months from the end of its financial year (or such other period as may be permitted by the Applicable Law or the rules and regulations of the Designated Stock Exchange).	Provision 10(a)

19.4	The Directors or the Chairperson of the Board of Directors may call general meetings, and general meetings shall also be convened on a Members’ requisition. On such a Members’ requisition, the Directors shall immediately proceed duly to convene an extraordinary general meeting of the Company to be held as soon as practicable but in any case not later than three months after the receipt by the Company of the requisition.

19.5	A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than ten per cent of the total number of paid-up Shares which as at that date carry the right to vote at general meetings of the Company.

19.6	The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

19.7	If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days after the date of the deposit of the Members’ requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than fifty per cent of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months from that date.

19.8	A general meeting convened by the requisitionists in accordance with Article 19.7 above shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

20	Notice of General Meetings

20.1	Any general meeting at which it is proposed to pass a Special Resolution shall be called by twenty-one calendar days’ notice in writing at the least. An annual general meeting and any other extraordinary general meeting shall be called by fourteen calendar days’ notice in writing at the least; provided always that a general meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:	Provision 7(a)

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote thereat, being a majority together holding not less than ninety-five per cent in par value of the Shares giving that right.

20.2	The period of notice shall in each case be exclusive of the day on which it is despatched and of the day on which the meeting is to be held and shall be given in the manner hereinafter mentioned to all Members other than such as are not under the provisions of these Articles and the Statute entitled to receive such notices from the Company.	Provision 7(a)

20.3	So long as the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, notices of any general meeting shall be given by advertisement in the daily press in Singapore or such other jurisdiction as permitted or required by the Applicable Law or the rules or regulations of the Designated Stock Exchange and in writing to the Designated Stock Exchange.	Provision 7(a)

20.4	The Directors may make Communication Facilities available for a specific general meeting or all general meetings of the Company so that Members and other participants may attend and participate at such general meetings by means of such Communication Facilities. Without limiting the generality of the foregoing, the Directors may determine that any general meeting may be held as a Virtual Meeting subject to, where applicable, the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under Applicable Law.

20.5	Every notice calling a general meeting shall specify the place (which, in the case of a Virtual Meeting, includes a virtual place), the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting. Any notice of a general meeting called to consider special business shall be accompanied by a statement regarding the effect of any proposed resolution on the Company in respect of such special business.	Provision 7(a)

20.6	The notice of any general meeting at which Communication Facilities will be utilised (including any Virtual Meeting) must disclose the Communication Facilities that will be utilised, including the procedures to be followed by any Member or other participant of the general meeting who wishes to utilise such Communication Facilities for the purpose of attending, participating and voting at such meeting.

20.7	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

21	Proceedings at General Meetings

21.1	No business shall be transacted at any general meeting unless a quorum is Present. One or more Members holding in aggregate not less than one-third (1/3) of the total number of issued and outstanding Shares of the Company (excluding treasury shares) Present shall constitute a quorum unless there is only one Member of the Company in which case that Member may constitute a quorum. For the avoidance of doubt, where a Member is the Depository, one or more person(s) attending as the Depository’s proxy or as the Depository’s duly authorised representative may count towards the quorum.

21.2	A person may participate at a general meeting by Communications Facilities by means of which all the persons participating in the meeting can communicate with each other simultaneously and instantaneously using such Communication Facilities. Participation by a person in a general meeting in this manner is treated as a person being Present at that meeting.

21.3	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

21.4	If a quorum is not Present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be Present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week (or if that day is a public holiday then to the next business day following that public holiday) at the same time and place (whether physical or virtual) or to such other day and at such other time and/or place (whether physical or virtual) as the Directors may by not less than ten calendar days’ notice appoint. At the adjourned meeting any one or more Members Present shall be a quorum. For the avoidance of doubt, where a Member is the Depository, one or more person(s) attending as the Depository’s proxy or as the Depository’s duly authorised representative may count towards the quorum.

21.5	The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as Chairperson of a general meeting of the Company or, if the Directors do not make any such appointment, the Chairperson, if any, of the Board of Directors shall preside as Chairperson at such general meeting. If there is no such Chairperson, or if such Person shall not be Present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors Present shall elect one of their number to be Chairperson of the meeting.

21.6	If no Director is willing to act as Chairperson or if no Director is Present within fifteen minutes after the time appointed for the meeting to commence, the Members Present shall choose one of their number to be Chairperson of the meeting.

21.7	The Chairperson of any general meeting shall be entitled to attend and participate at such general meeting by means of Communication Facilities, and to act as the Chairperson, in which event:

(a)	the Chairperson shall be deemed to be Present at the meeting; and

(b)	if the Communication Facilities are interrupted or fail for any reason to enable the Chairperson to hear and be heard by all other Persons attending and participating at the meeting, then the other Directors Present at the meeting shall choose another Director Present to act as Chairperson of the meeting for the remainder of the meeting; provided that (i) if no other Director is Present at the meeting, or (ii) if all the Directors Present decline to take the chair, then the meeting shall be automatically adjourned to the same day in the next week and at such time and place (whether physical or virtual) as shall be decided by the Board of Directors.

21.8	The Chairperson may, with the consent of a meeting at which a quorum is Present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place (whether physical or virtual), but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

21.9	If a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place (whether physical or virtual), the day and the hour specified in the notice calling such general meeting, the Directors may, subject always to the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under Applicable Law, postpone the general meeting to another place (whether physical or virtual), day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

21.10	When a general meeting is adjourned or postponed for thirty days or more, notice of the adjourned or postponed meeting shall be given as in the case of an original meeting. The Chairperson of the meeting may (and, if required by the rules or regulations of the Designated Stock Exchange, shall) appoint at least one scrutineer (who shall be independent of the persons undertaking the poll process).

21.11	For so long as the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, if required by the rules or regulations of the Designated Stock Exchange, all resolutions at general meetings shall be voted by poll unless such requirement is waived by the Designated Stock Exchange.

21.12	A poll shall be taken as the Chairperson directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was required or demanded.

21.13	A poll demanded on the election of a Chairperson or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the Chairperson of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

21.14	In the case of an equality of votes the Chairperson shall be entitled to a second or casting vote.

22	Votes of Members

22.1	Subject to any rights or restrictions attached to any Shares, every Member Present in any such manner, including a Depository, shall have one vote for every Share of which such Member is the holder.	Provision 8(a)

22.2	In the case of joint holders of Shares, any one of such persons may vote, but if more than one of such persons is Present at a meeting, the person whose name stands first on the Register of Members shall alone be entitled to vote to the exclusion of the votes of the other joint holders.	Provision 8(b)

22.3	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

22.4	No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting and unless all calls or other monies then payable by such Member in respect of Shares have been paid.	Provision 8(a)

22.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the Chairperson whose decision shall be final and conclusive.

22.6	An instrument appointing a proxy shall be deemed to include the right to demand or join in demanding a poll, to move any resolution or amendment thereto and, if afforded the opportunity, to speak at the meeting the same as any other voting Member. Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.	Provisions 8(a) and (e)

22.7	A Member, including for the avoidance of doubt a Depository, holding more than one Share need not cast the votes in respect of such Member’s Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing the proxy, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which such proxy is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which such proxy is appointed.

22.8	To the extent permitted by Applicable Law, where a Member (or, where the Member is the Depository, a Depositor) is required by the rules or regulations of the Designated Stock Exchange or a court order to abstain from voting on a resolution at a general meeting, such Member (or, where the Member is the Depository, a Depositor) shall not be entitled to vote on the relevant resolution and shall be required to abstain from voting such member’s Shares (including by proxy or by attorney or being a corporation by its duly authorised representative) in respect of such resolution, and if the Member casts any votes (whether by proxy or by attorney or being a corporation by its duly authorised representative) in contravention of this Article or, if the rules or regulations of the Designated Stock Exchange require the Company to do so, the Company shall be entitled to disregard such votes.

23	Proxies

23.1	Any Member entitled to attend, vote and speak at a meeting of the Company who is the holder of two or more Shares shall be entitled to appoint not more than two proxies to attend, vote and speak instead of such Member at the same general meeting provided that if the Member is the Depository:

(a)	the Depository may appoint more than two proxies to attend, vote and speak at the same general meeting and each proxy shall be entitled to exercise the same powers on behalf of the Depository as the Depository could exercise;

(b)	unless the Depository specifies otherwise in a written notice to the Company, the Depository shall be deemed to have appointed as the Depository’s proxies to vote on behalf of the Depository at a general meeting of the Company each of the Depositors who are individuals and whose names are shown in the records of the Depository as at a time not earlier than forty-eight hours prior to the time of the relevant general meeting supplied by the Depository to the Company and notwithstanding any other provision of these Articles, the appointment of proxies by virtue of this Article 23.1(b) shall not require an instrument of proxy or the lodgement of any instrument of proxy;

(c)	the Company shall accept as valid in all respects the form of instrument of proxy approved by the Depository (the “Depository Proxy Form”) for use at the date relevant to the general meeting in question naming a Depositor (the “Nominating Depositor”) and permitting that Nominating Depositor to nominate a person or persons other than the Nominating Depositor as the proxy or proxies appointed by the Depository. A Nominating Depositor who is not a relevant intermediary may nominate not more than two persons to attend and vote in such Nominating Depositor’s place as proxy or proxies appointed by the Depository, and a Nominating Depositor who is a relevant intermediary may nominate more than two persons to attend and vote in its place as proxies appointed by the Depository. The Company shall, in determining rights to vote and other matters in respect of a completed Depository Proxy Form submitted to it, have regard to the instructions given by and the notes (if any) set out in the Depository Proxy Form. The submission of any Depository Proxy Form shall not affect the operation of Article 23.1(b) and shall not preclude a Depositor appointed as a proxy by virtue of Article 23.1(b) from attending and voting at the relevant meeting but in the event of attendance by such Depositor the Depository Proxy Form submitted bearing such Depositor’s name as the Nominating Depositor shall be deemed to be revoked;

(d)	the Company shall reject any Depository Proxy Form of a Nominating Depositor if such Nominating Depositor’s name is not shown in the records of the Depository as at a time not earlier than forty-eight hours prior to the time of the relevant general meeting supplied by the Depository to the Company; and

(e)	on a poll the maximum number of votes which a Depositor, or proxies appointed pursuant to a Depository Proxy Form in respect of that Depositor, is able to cast shall be the number of Shares credited to the Securities Account of that Depositor as shown in the records of the Depository as at a time not earlier than forty-eight hours prior to the time of the relevant general meeting supplied by the Depository to the Company (or such timing as may be stipulated by the Designated Stock Exchange from time to time), whether that number is greater or smaller than the number specified in any Depository Proxy Form or instrument of proxy executed by or on behalf of the Depository.

23.2	The instrument appointing a proxy shall be in writing and:

(a)	in the case of an individual shall be:

(i)	executed under the hand of the appointor or of such Member’s attorney duly authorised in writing if the instrument is delivered personally or sent by post; or

(ii)	authorised by that individual through such method and in such manner as may be approved by the Directors, if the instrument is submitted by Electronic Communication; and

(b)	in the case of a corporation or other non-natural person, shall be:

(i)	under the hand of its duly authorised representative, or in the case of the Depository, signed by its duly authorised officer by some method or system of mechanical signature as the Depository may deem appropriate, if the instrument is delivered personally or sent by post; or

(ii)	authorised by that corporation or non-natural person through such method and in such manner as may be approved by the Directors, if the instrument is submitted by Electronic Communication.

23.3	The Directors may, in their absolute discretion, approve the method and manner for an instrument appointing a proxy to be authorised by an appointor, or deposited with or received by the Company, as well as any authentication procedure for authentication of such instrument as contemplated in Articles 23.2(a)(ii) and 23.2(b)(ii) for application to such Members or class of Members as they may determine. Where the Directors do not so approve and designate in relation to a Member (whether of a class or otherwise), Article 23.2(a)(i) and/or (as the case may be) Article 23.2(b)(i) shall apply, provided that if the instrument appointing a proxy is delivered personally or sent by post, it shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

23.4	A proxy need not be a Member.	Provision 8(c)

23.5	The instrument appointing a proxy and (if required by the Board of Directors) the power of attorney or other authority (if any) under which it is signed or authorised on behalf of the appointor (which shall, for this purpose, include a Depositor), or a certified copy of such power or authority:

(a)	if sent personally or by post, must be delivered to such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified at the Registered Office); or

(b)	if submitted by Electronic Communication, must be received through such means as may be specified by the Company for that purpose in or by way of note to or in any document accompanying the notice convening the meeting, and in either case, not less than forty-eight hours (or such timing as may be stipulated by the Designated Stock Exchange from time to time) before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, for the taking of the poll, and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.

23.6	The Directors may, in their absolute discretion, and in relation to such Members or class of Members as they may determine, specify the means through which instruments appointing a proxy may be submitted by Electronic Communication, as contemplated in Article 23.5(b). Where the Directors do not so specify, Article 23.5(a) shall apply.

23.7	The Chairperson may in any event at the Chairperson’s discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the Chairperson, shall be invalid.

23.8	The instrument appointing a proxy may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to confer the authority to demand or join or concur in demanding a poll.	Provision 8(d)

23.9	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

24	Corporate Members

24.1	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

24.2	If a Depository (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Depository (or its nominee(s)) as if such person was the registered holder of such Shares held by the Depository (or its nominee(s)).

25	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

26	Directors and Chief Executive Officer(s)

26.1	There shall be a Board of Directors consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors. All Directors of the Company shall be natural persons.	Provision 9(a)

26.2	The Directors may from time to time appoint one or more of their body to be Chief Executive Officer or Chief Executive Officers (or other equivalent position) of the Company and may from time to time (subject to the provisions of any contract between such Director(s) and the Company) remove or dismiss such Director(s) from the office of Chief Executive Officer(s) and appoint another or others in such Director(s)’ place(s). Where an appointment is for a fixed term, such term shall not exceed five years.	Provision 9(h)

26.3	A Chief Executive Officer (or person holding an equivalent position) shall at all times be subject to the control of the Directors but subject thereto the Directors may from time to time entrust to and confer upon a Chief Executive Officer (or person holding an equivalent position) for the time being such of the powers exercisable under these Articles by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.	Provision 9(i)

27	Powers of Directors

27.1	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

27.2	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

27.3	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

27.4	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.	Provision 6(a)

28	Appointment and Removal of Directors

28.1	The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

28.2	At each Annual General Meeting one-third of the Directors for the time being (or, if their number is not a multiple of three, the number nearest to but not less than one-third), selected in accordance with Article 28.3, shall retire from office by rotation (in addition to any Director retiring pursuant to Article 28.4), provided always that, if required by the rules and regulations of the Designated Stock Exchange, all Directors shall retire at least once every three years.

28.3	The Directors to retire in every year shall be those subject to retirement by rotation who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.

28.4	The Directors may appoint any person to be a Director, either to fill a casual vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors. Any person so appointed by the Directors shall hold office only until the next annual general meeting. Such Director shall then be eligible for re-election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.	Provision 9(b)

28.5	No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for appointment as a Director at any general meeting unless not less than eleven nor more than forty-two clear calendar days (exclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the Registered Office notice in writing signed by some Member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of such Member’s intention to propose such person for election or notice in writing signed by the person to be proposed giving such person’s consent to the nomination and signifying that person’s candidature for the office, provided always that in the case of a person recommended by the Directors for election not less than nine clear calendar days’ notice shall be necessary and notice of each and every such person shall be served on the Members at least seven calendar days prior to the meeting at which the election is to take place.	Provision 9(g)

29	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)	the Director absents himself, herself or itself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that such Director has by reason of such absence vacated office; or

(c)	the Director dies, has a bankruptcy order made against such Director or makes any arrangement or composition with such Director’s creditors generally; or	Provision 9(f)

(d)	the Director becomes mentally disordered (including being of unsound mind) and incapable of managing such Director’s affairs or if in Singapore or the United States or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for such Director’s detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to such Director’s property or affairs; or	Provision 9(f)

(e)	the Director shall become disqualified from acting as a director in any jurisdiction for reasons other than on technical grounds (in which event such Director must immediately resign from the Board); or	Provision 9(m)

(f)	the Director is removed from office by Ordinary Resolution.

30	Proceedings of Directors

30.1	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two Directors.

30.2	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes (except where only two Directors are present and form the quorum or when only two Directors are competent to vote on the question in issue), the Chairperson shall have a second or casting vote.	Provision 9(l)

30.3	A person may participate in a meeting of the Directors or any committee of Directors by Communications Facilities by means of which all the persons participating in the meeting can simultaneously and instantaneously communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the Chairperson is located, or deemed to be located, at the start of the meeting.

30.4	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held. The expressions “in writing” and “signed” include approval by any such Director by facsimile or any form of Electronic Communication approved by the Directors for such purpose from time to time and in accordance with the Applicable Law.

30.5	A Director may, or other Officer on the direction of a Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

30.6	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act only for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose (except in an emergency). If there be no Directors or Director able or willing to act, then any two Members may summon a general meeting for the purpose of appointing Directors.	Provision 9(j)

30.7	The Directors may elect and appoint a Chairperson by the affirmative vote of a simple majority of the Directors then in office, and determine the period for which the Chairperson is to hold office. The Chairperson shall preside as chairperson at every meeting of the Board of Directors. To the extent the Chairperson is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be Chairperson of the meeting.

30.8	All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

30.9	A Director may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

31	Alternate Directors

31.1	Any Director may at any time by writing under such Director’s hand and deposited at the Registered Office, or delivered at a meeting of the Directors, nominate any person (other than another Director) for appointment to be such Director’s Alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the majority of the other Directors, shall have effect only upon and subject to being so approved. A person shall not act as Alternate Director to more than one Director at the same time.

31.2	An Alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if such person were a Director but such person shall not be entitled to receive from the Company in respect of such person’s appointment as Alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to such person’s principal as such principal may by notice in writing to the Company from time to time direct, provided always that any fees payable to such Alternate Director shall be deducted from the relevant appointing principal’s remuneration.	Provision 9(k)

32	Directors’ Interests

32.1	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

32.2	A Director may act by himself, herself, itself or by, through or on behalf of such Director’s firm in a professional capacity for the Company and the Director or the Director’s firm shall be entitled to remuneration for professional services as if the Director were not a Director.

32.3	A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by the Director as a director or officer of, or from such Director’s interest in, such other company.

32.4	No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall not vote in respect of any contract or proposed contract or transaction in which such Director has directly or indirectly any personal material interest.	Provision 9(e)

32.5	Notwithstanding any other provision of the Articles, a Director that is in any way interested in a proposed contract or transaction, whether directly or indirectly, may be counted as part of the quorum for a meeting of the Directors at which a resolution in respect of such proposed contract or proposed transaction is tabled provided that such an interested Director shall not be permitted to vote in respect of such proposed contract or proposed transaction at such board meeting (or pursuant to a resolution in writing to be signed by all the Directors or all the members of a committee of the Directors whom are entitled to vote on same) notwithstanding any notice given to the Board of Directors regarding such interest.

33	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

34	Delegation of Directors’ Powers

34.1	The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors (including, without limitation, the Audit Committee, the Remuneration Committee and the Nominating Committee). Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.2	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.3	The Directors may adopt formal written charters for committees. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee, the Remuneration Committee and the Nominating Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under Applicable Law). For so long as any Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Audit Committee, the Remuneration Committee and the Nominating Committee shall be made up of such number of Independent Directors as is required from time to time by the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under Applicable Law.

34.4	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

34.5	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

34.6	The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an Officer may be removed by resolution of the Directors or Members. An Officer may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

35	Remuneration of Directors

35.1	The remuneration of the Directors shall from time to time be determined by an Ordinary Resolution of the Company and shall not be increased except pursuant to an Ordinary Resolution passed at a general meeting where notice of the proposed increase shall have been given in the notice convening the general meeting. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.	Provision 9(d)

35.2	The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

35.3	Notwithstanding Articles 35.1 and 35.2 above, all remuneration in the case of a Director other than an Executive Director shall be payable by a fixed sum and shall not at any time be by commission on or percentage of the profits or turnover, and no Director whether an Executive Director or otherwise shall be remunerated by a commission on or a percentage of turnover.	Provision 9(c)

36	Authentication

36.1	Any Director or a Company secretary or any person appointed by the Directors for the purpose of authentication may authenticate any documents affecting the Memorandum and Articles of the Company and any resolution passed by the Company or the Directors or any committee, and any books, records, documents and financial statements relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents, accounts or financial statements are elsewhere than at the Registered Office or the head office, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Directors.

36.2	A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

36.3	Any authentication or certification made pursuant to this Article 36 may be made by any electronic means approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors.

37	Seal

37.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some Officer or other person appointed by the Directors for the purpose.

37.2	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

37.3	A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

38	Dividends, Distributions and Reserve

38.1	Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

38.2	Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly, provided that where such Shares are partly paid, all Dividends or other profits or distributions must be apportioned and paid proportionately to the amounts paid or credited as paid on the partly paid Shares.

38.3	For the purposes of this Article 38, amounts paid or credited as paid on a Share in advance of calls are to be ignored.

38.4	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

38.5	The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

38.6	Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

38.7	The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

38.8	Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

38.9	No Dividend or other distribution shall bear interest against the Company.

38.10	Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

39	Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

40	Books of Account

40.1	The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

40.2	The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

40.3	The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

41	Audit

41.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine, subject to any requirements as may be prescribed by the Designated Stock Exchange.

41.2	Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under Applicable Law, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under Applicable Law.

41.3	If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

41.4	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists). If no Audit Committee exists, the remuneration of the Auditor shall be determined by the Directors.

41.5	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when such Auditor’s services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

41.6	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

41.7	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

41.8	Any payment made to members of the Audit Committee (if one exists) shall require the review and approval of the Directors, with any Director interested in such payment abstaining from such review and approval.

42	Notices

42.1	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him, her or it or to such Member’s address as shown in the Register of Members or at any other address supplied by such Member to the Company. Notice may also be served in accordance with the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or by placing it on the Company’s Website.

42.2	Without prejudice to the provisions of Article 42.1, but subject otherwise to the Applicable Law and the rules and regulations of the Designated Stock Exchange relating to Electronic Communication, any notice or document (including, without limitation, any financial statements, balance sheet or report) which is required or permitted to be given, sent or served under the Applicable Law, the rules or regulations of the Designated Stock Exchange or under these Articles by the Company or by the Directors, to a Member may be given, sent or served using Electronic Communication:

(a)	to the current address of that person; and/or

(b)	by making it available on the Company’s Website, in accordance with the provisions of these Articles, the Applicable Law and the rules and regulations of the Designated Stock Exchange.

42.3	When the Company uses Electronic Communication to send a notice or document to a Member, the Company shall inform the Member as soon as practicable of how to request a physical copy of that notice or document from the Company. The Company shall provide a physical copy of that notice or document upon such request.

42.4	For the purposes of Article 42.2 above, a Member shall be implied to have agreed to receive such notice or document by way of such Electronic Communication and shall not have a right to elect to receive a physical copy of such notice or document.

42.5	Notwithstanding Article 42.4 above, the Directors may, at their discretion, at any time give a Member an opportunity to elect within a specified period of time whether to receive such notice or document by way of Electronic Communication or as a physical copy, and a Member shall be deemed to have consented to receive such notice or document by way of Electronic Communication if such Member was provided with such an opportunity and such Member failed to make an election within the specified time, and such Member shall not in such an event have a right to receive a physical copy of such notice or document.

42.6	Subject to the rules and regulations of the Designated Stock Exchange, where a notice or document is served to a Member by making it available on the Company’s Website pursuant to Article 42.2(b) above, the Company shall give separate notice to the Member of the publication of the notice or document on that website and the manner in which the notice or document may be accessed by any one or more of the following means:

(a)	by sending such separate notice to the Member personally or through the post or by fax pursuant to Article 42.1;

(b)	by sending such separate notice to the Member using Electronic Communication to his current address pursuant to Article 42.2(a);

(c)	by way of advertisement in a daily newspaper; and/or

(d)	by way of announcement on the Designated Stock Exchange.

42.7	Where a notice is sent by:

(a)	courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)	post; service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted;

(c)	cable, telex or fax; service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

(d)	e-mail or other Electronic Communication; service of the notice shall be deemed to be effected by:

(i)	transmitting the e-mail or other Electronic Communication to the current address of the intended recipient pursuant to Article 42.2(a) and the notice shall be deemed to have been received at the time of transmission of the Electronic Communication by the email server or facility operated by the Company or its service provider to the current address of such person (notwithstanding any delayed receipt, non-delivery or “returned mail” reply message or any other error message indicating that the e-mail or other Electronic Communication was delayed or not successfully sent), unless otherwise provided under the Applicable Law and/or the rules or regulations of the Designated Stock Exchange, and it shall not be necessary for the receipt of the e-mail or other Electronic Communication to be acknowledged by the recipient; and

(ii)	making it available on the Company’s Website pursuant to Article 42.2(b) and the notice shall be deemed to have been duly given, sent or served on the date on which the notice or document is first made available on the Company’s Website, unless otherwise provided under the Applicable Law and/or the rules or regulations of the Designated Stock Exchange.

42.8	Any notice or other document delivered or sent by post to, or left at the address of, any Member or given, sent or served by Electronic Communication in accordance with these Articles shall, notwithstanding that such Member is then dead, suffering from mental disorder or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death, mental disorder or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any Share registered in the name of such Member as sole or joint holder unless such Member’s name shall, at the time of the service or delivery of the notice or document, have been removed from the Register of Members as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under such Member) in the share.

42.9	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death, mental disorder, or bankruptcy or otherwise of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description. Upon supplying to the Company an address within Singapore or the United States for the service of notices, such person or persons shall be entitled to have served upon such person or persons at such address any notice or document to which the Member would but for such Member’s death, mental disorder, bankruptcy or otherwise be entitled and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

42.10	Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for such Member’s death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

43	Winding Up

43.1	If the Company shall be voluntarily wound up, the application to wind up the Company shall, subject to Applicable Law, be made in Singapore pursuant to the provisions of the Insolvency, Restructuring and Dissolution Act 2018, No. 40 of 2018, of Singapore, as may be restated or amended. If the Company shall be involuntarily wound up, the administration of the winding-up process shall be by the Cayman Islands court in accordance with the Statute.	Provision 11(a)

43.2	If the Company shall be wound up, the liquidator shall, subject always to Applicable Law, apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:	Provision 11(a)

(a)	if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)	if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

43.3	If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the court) the liquidator may, subject to the rights attaching to any Shares and Applicable Law, and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose set such value as such liquidator deems fair upon any assets and may determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.	Provision 11(a)

44	Indemnity and Insurance

44.1	Subject to the rules and regulations of the Designated Stock Exchange and/or any other competent regulatory authority or otherwise under Applicable Law, every Director and Officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own negligence, actual fraud, wilful default, breach of duty or breach of trust. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed negligence, actual fraud, wilful default, breach of duty or breach of trust under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

44.2	The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

44.3	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or Officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

45	Financial Year and Financial Statements

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

46	Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

47	Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

48	Notification of Shareholdings by Directors and Substantial Shareholders

48.1	For so long as the Shares are listed on the SGX, each Director shall, upon his appointment to the Board, give an undertaking to the Company that, for so long as he remains a Director, he shall forthwith notify the secretary of the Company, in the prescribed form under the Singapore Securities and Futures Act or such regulations promulgated thereunder, of the particulars of the Shares beneficially owned by him (and such other securities, contracts or interests required under the Singapore Securities and Futures Act) at the time of his appointment and of any change in such particulars.

48.2	For so long as the Shares are listed on the SGX, each Member shall, (a) upon becoming a substantial shareholder of the Company; (b) for so long as he remains a substantial shareholder of the Company, upon a change in the percentage level of his interest or interests in the Company; and (c) upon ceasing to be a substantial shareholder of the Company, give the secretary of the Company, in the prescribed form under the Singapore Securities and Futures Act or such regulations promulgated thereunder, a notice in writing of (i) the particulars of the Shares beneficially owned by him; or (ii) the particulars of the change in interests (including the date of change and the circumstances by reason of which that change has occurred); or (iii) the particulars of the date and circumstances of the cessation of substantial shareholding, as the case may be, within two (2) business days after (aa) becoming a substantial shareholder; (bb) the date the substantial shareholder becomes aware of the change in interests; or (cc) the date of cessation, as the case may be. For the purposes of this Article 48.2, the term “substantial shareholder” shall have the same meaning ascribed to it in Sections 2(4) and 2(6) of the Singapore Securities and Futures Act, the term “interest” or “interests” shall have the same meaning ascribed to it in Section 4 of the Singapore Securities and Futures Act and the term “percentage level” shall have the meaning ascribed to it in Section 136 of the Singapore Securities and Futures Act. The requirement to give notice under this Article 48.2 shall not apply to the Depository.

48.3	For so long as the Shares are listed on the SGX, the provisions of Division 1 Part 7 of the Singapore Securities and Futures Act in respect of disclosure of interests shall apply.

49	Takeovers

49.1	For so long as the shares of the Company are listed on the SGX, the provisions of Sections 138, 139 and 140 of the Singapore Securities and Futures Act and the Singapore Code on Take-overs and Mergers, including any amendment, modification, revision, variation or re-enactment thereof, shall apply, mutatis mutandis to all takeover offers for shares of the Company.

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